EXHIBIT 23 (j)(1)

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion reference to Post-Effective Amendment No. 10 on Form N-1A of American Heritage Fund, Inc. of our report dated April 17, 2002 on our examination of the Financial Statements of such Company. We also consent to the reference to our firm in such Registration Statement.

William A. Meyler, P.C.

/s/ William A. Meyler

December 23, 2002